UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2013

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Purchase Agreement

On December 16, 2013, Halcón Resources Corporation (the “Company”) and its wholly owned subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Barclays Capital Inc. and Wells Fargo Securities, LLC as the initial purchasers (the “Initial Purchasers”), by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $400.0 million aggregate principal amount of the Company’s 9.75% senior notes due 2020 (the “2020 Notes”), in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Rule 144A and Regulation S under the Securities Act. The 2020 Notes will be issued under the same indenture as the $750.0 million of the Company’s 9.75% Senior Notes due 2020 (the “Original 2020 Notes”) that were issued on July 16, 2012. The 2020 Notes will be part of the same series as the Original 2020 Notes, although the 2020 Notes will be subject to restrictions on transfer and will bear a different CUSIP number than the Original 2020 Notes until they are exchanged for registered notes in accordance with the registration rights agreement described below.

On December 19, 2013, the 2020 Notes were issued at 102.750% of their face amount plus accrued interest from July 15, 2013, for net proceeds of approximately $406.1 million after deducting the Initial Purchasers’ fees and commissions, estimated offering expenses and excluding accrued interest. The Company intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under its senior secured revolving credit facility. The borrowing base under the Company’s senior secured revolving credit facility was reduced by $100 million as a result of the issuance of the 2020 Notes.

The 2020 Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities. Affiliates of each of the Initial Purchasers are lenders under the Company’s senior secured revolving credit facility.

The foregoing description of the Purchase Agreement is qualified by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the sale of the 2020 Notes, the Company entered into a Registration Rights Agreement, dated December 19, 2013, between the Company and the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to conduct a registered exchange offer for the 2020 Notes or cause to become effective a shelf registration statement providing for the resale of the 2020 Notes. In connection with the exchange offer, the Company is required to (a) file an exchange offer registration statement (the “Registration Statement”) and use its reasonable best efforts to cause such Registration Statement to become effective, (b) promptly following the effectiveness of the Registration Statement, offer to exchange each 2020 Note for a new note of the Company having terms substantially identical in all material respects to such 2020 Note, and (c) keep the registered exchange offer open for not less than 20 business days after the date notice of the exchange offer is mailed to the holders of the 2020 Notes. If the exchange offer is not consummated within 180 days after December 19, 2013, or upon the occurrence of certain other events, the Company has agreed to file a shelf registration statement to cover resales of the 2020 Notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the 2020 Notes.

The foregoing description of the Registration Rights Agreement is qualified by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The 2020 Notes were issued pursuant to the Indenture entered into on July 16, 2012 (the “Indenture”), as supplemented on August 1, 2012 and December 6, 2012, with U.S. Bank National Association, as trustee (the “Trustee”), under which the Original 2020 Notes were also issued. We refer to the 2020 Notes and the Original 2020 Notes together as the “Notes.” The terms of the Notes are governed by the Indenture, which contains covenants that, among other things, limit the Company’s and the Guarantors’ ability to incur additional debt, pay dividends on or make other distributions on stock, purchase or redeem stock or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of their assets. The Indenture also contains customary events of default. Indebtedness under the Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Company will pay interest on the Notes on January 15 and July 15 of each year, with interest payments on the 2020 Notes beginning on January 15, 2014. The Notes will mature on July 15, 2020.

At any time prior to July 15, 2016, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date. The Notes will be redeemable, in whole or in part, on or after July 15, 2016 at redemption prices equal to the principal amount multiplied by the percentage set forth below, plus accrued and unpaid interest:

Year	Percentage
2016	104.875
2017	102.438
2018 and thereafter	100.000

Additionally, the Company may redeem up to 35% of the Notes on or prior to July 15, 2015 for a redemption price of 109.75% of the principal amount thereof, plus accrued and unpaid interest, utilizing net cash proceeds from certain equity offerings. In addition, upon a change of control of the Company, holders of the Notes will have the right to require the Company to repurchase all or any part of their Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest.

The Notes are guaranteed on a senior unsecured basis by all of the Company’s existing wholly-owned subsidiaries and by any of the Company’s future restricted subsidiaries that guarantee its indebtedness under a credit facility. The Notes will be the Company’s general unsecured senior obligations and will rank equally in right of payment with the Company’s other unsecured senior indebtedness. The Notes will be effectively subordinate to all of the Company’s secured debt to the extent of the assets securing such debt.

The Indenture was previously filed with the U.S. Securities and Exchange Commission as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 17, 2012, and the supplements thereto were previously filed as Exhibits 4.1 and 4.2 to the Company’s Current Report on Form 8-K filed August 2, 2012 and as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed December 11, 2012, each of which is incorporated by reference herein.

Item 8.01                   Other Events.

On December 16, 2013, the Company issued press releases relating to the announcement and pricing of the Notes offering. Copies of the Company’s press releases are filed as Exhibits 99.1 and 99.2 of this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of December 19, 2013, between the Company and Barclays Capital Inc. and Wells Fargo Securities, LLC as the initial purchasers.

10.1	Purchase Agreement, dated December 16, 2013, among the Company, the subsidiary guarantors named therein and Barclays Capital Inc. and Wells Fargo Securities, LLC as the initial purchasers.

99.1	Press release issued by the Company announcing the notes offering dated December 16, 2013.

99.2	Press release issued by the Company announcing the pricing of the notes offering dated December 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

December 20, 2013	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of December 19, 2013, between the Company and Barclays Capital Inc. and Wells Fargo Securities, LLC as the initial purchasers.

10.1	Purchase Agreement, dated December 16, 2013, among the Company, the subsidiary guarantors named therein and Barclays Capital Inc. and Wells Fargo Securities, LLC as the initial purchasers.

99.1	Press release issued by Halcón Resources Corporation announcing notes offering dated December 16, 2013.

99.2	Press release issued by Halcón Resources Corporation announcing pricing of notes offering dated December 16, 2013.